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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): OCTOBER 16, 1998
                                                         ----------------

                              VERSANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)


      0-28540                                       94-3079392
(Commission File Number)                 (IRS Employer Identification No.)


                6539 Dumbarton Circle, Fremont, CALIFORNIA   94555
                 (Address of Principal Executive Offices) (Zip Code)


                                 (510) 789-1500
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

On October 16, 1998, Versant Corporation, a California corporation ("Registrant" or "Versant"), raised $3.6 million through the private placement of a Convertible Secured Subordinated Promissory Note. The funding was provided by Vertex Technology Fund Pte. ("Vertex"), one of the funds managed by Vertex Management.

The Note issued to Vertex is convertible at Vertex's option into common stock of the Registrant at a price of $1.925 per share. Versant currently has approximately 9,450,000 shares of common stock outstanding. The Note is secured by the assets of the Registrant, is subordinated to the Registrant's existing lines of credit and is due in October 2001, but may mature or be automatically converted sooner under certain circumstances. Vertex has agreed not to sell its interest in the Note or underlying common stock for a period of six months from the closing.

Neither the Note nor the shares issuable upon conversion of the Note have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Note and such shares may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The Note was issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. Versant has agreed to file a registration statement for the resale of the shares of Versant common stock issuable upon conversion of the Note.
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                               VERSANT CORPORATION


Date: October 22, 1998          /s/ Gary Rhea
----------------------         ------------------------------------------------
                               Gary Rhea
                               Vice President Finance and Administration,
                               Chief Financial Officer, Treasurer and Secretary
                               (Duly Authorized Officer and Principal
                               Financial Officer)